UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 5, 2016

MURPHY USA INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35914	46-2279221
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Peach Street, El Dorado, Arkansas		71730-5836

Registrant’s telephone number, including area code 870-875-7600

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On February 5, 2016, Murphy USA Inc. (the “Company”) entered into a Term Credit Agreement among the Company, JPMorgan Chase Bank, N.A., as administrative agent, and the lenders party thereto (the “Term Credit Agreement”).

The Term Credit Agreement provides for a secured term loan in an aggregate principal amount of $100 million (the “Term Loan”) (which was borrowed in full on February 5, 2016). The Term Loan bears interest at a rate per annum equal to, at the option of the Company, (1) the London interbank offered rate, adjusted for statutory reserve requirements (the “Adjusted LIBO Rate”), plus 3.00% or (2) the Alternate Base Rate, which is defined as the highest of (a) the prime rate, (b) the federal funds effective rate from time to time plus 0.50% per annum and (c) the one-month Adjusted LIBO Rate plus 1.00% per annum, plus 2.00%.

The Term Loan is guaranteed by substantially all of the Company’s wholly-owned domestic subsidiaries and secured by a pledge on substantially all of the assets of the Company and the subsidiary guarantors, in each case subject to certain exceptions.

The Term Loan amortizes in quarterly installments starting with the fiscal quarter ending June 30, 2016 at a rate of 5.0% per annum. The Company is also required to prepay the Term Loan with the net cash proceeds of certain asset sales or casualty events, subject to certain exceptions. The Credit Agreement allows the Company to prepay, in whole or in part, the Term Loans outstanding thereunder, together with any accrued and unpaid interest, with prior notice but without premium or penalty other than breakage and redeployment costs.

The Term Credit Agreement contains covenants and events of default substantially similar to those contained in the Company’s existing asset-based lending facility under that certain Credit Agreement August 30, 2013, which was filed with the Securities and Exchange Commission (the “Commission”) on September 5, 2013 as Exhibit 10.9 to Company’s Current Report on Form 8-K, as amended by the First Amendment dated January 3, 2014, the Second Amendment dated February 28, 2014, the Third Amendment dated September 2, 2014 and the Fourth Amendment dated February 5, 2016.

The foregoing description of the Term Credit Agreement is only a summary of the Term Credit Agreement. For the complete text of the Term Credit Agreement, please see the agreement filed with this Current Report on Form 8-K as Exhibit 10.1, which is incorporated by reference.

Item 9.01.  Financial Statements and Exhibits

(d) Exhibits

10.1       Term Credit Agreement, dated as of February 5, 2016 among the Company, JPMorgan Chase Bank, N.A., as administrative agent, and the lenders party thereto.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MURPHY USA INC.

By:    /s/ Donald R. Smith Jr.
Donald R. Smith Jr.
Vice President and Controller

Date: February 9, 2016

Exhibit Index

Exhibit No.     Description

10.1	Term Credit Agreement, dated as of February 5, 2016 among the Company, JPMorgan Chase Bank, N.A., as administrative agent, and the lenders party thereto